                                VOTING AGREEMENT

                 This VOTING AGREEMENT dated as of March 26, 1997 is made and entered into by and among The Hearst Corporation, a Delaware corporation ("Parent") and Robin (a/k/a Robert) Hernreich (the "Stockholder").

                 WHEREAS, Parent, HAT Merger Sub, Inc. ("Merger Sub"), HAT Contribution Sub, Inc. ("Parent's Sub") and Argyle Television, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") providing for the contributions of certain assets by Parent and Parent's Sub to the Company and the merger of Merger Sub with and into the Company (the "Merger");

                 WHEREAS, the Stockholder owns 65,000 shares of Series A
Common Stock, par value $0.01 per share, of the Company (the "Series A Common Stock"); such shares of Series A Common Stock, as such shares may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, being referred to herein as the "Subject Shares";

                 WHEREAS, the Subject Shares have been pledged to The Chase Manhattan Bank ("Chase"), pursuant to a Security Agreement dated as of November 14, 1996, between Chase and Stockholder (the "Security Agreement"); and

                 WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholder enter into this Agreement;

                 NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

                          (a) Authority. The Stockholder has full power and authority to enter into this Agreement and to perform his obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

                          (b) Non-Contravention. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any assets or properties of the Stockholder under, any of the terms, conditions or provisions of (i) any statute, law, rule, regulation or ordinance, or any judgment, decree, order, writ, permit or license, of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any domestic, state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to the Stockholder or any of his assets or properties, or (ii) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Stockholder is a party or by which the Stockholder or any of his respective assets or properties is bound.

                          (c) Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is necessary or required for the execution and delivery of this Agreement by the Stockholder, the performance by the Stockholder of his obligations hereunder or the consummation of the transactions contemplated hereby.

                          (d) Subject Shares. Except for the preexisting pledge of the Subject Shares to Chase, the Stockholder has good and marketable title to the Subject Shares, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understanding or arrangements or any other encumbrances whatsoever; other than restrictions on transfer imposed by the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. The Stockholder has the sole voting power and sole power to issue instructions with respect to the matters set forth in Section 3.

                 2. Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Stockholder as follows:

                          (a) Authority. The Parent is a corporation duly formed and is in good standing and existing under the laws of the State of Delaware. The Parent has full power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

                 3. Covenants of the Stockholder. Subject to Section 4, the Stockholder hereby covenants and agrees with Parent as follows:

                          (a) Vote for Merger. For so long as no "Event of Default" shall exist (as defined in the Security Agreement), at any meeting of stockholders of the Company called to vote upon the amendment to the Company's Certificate of Incorporation set forth in the Merger Agreement, the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to such amendment to the Company's Certificate of Incorporation, the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares, that the Stockholder owns or has the right to vote, in favor of such amendment to the Company's Certificate of Incorporation, the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to adversely affect the Stockholder.

                          (b) Vote Against Acquisition Proposals. For so long as no "Event of Default" shall exist (as defined in the Security Agreement), at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares, that the Stockholder owns or has the right to vote, except as otherwise agreed in writing in advance by the Parent, against (i) any proposal or offer with respect to any direct or indirect (A) acquisition or purchase of fifteen percent (15%) or more of any Company common stock outstanding, (B) acquisition or purchase of any equity securities of any Material Subsidiary (as defined below), (C) acquisition or purchase of all or any significant portion of the assets of the Company or any Material Subsidiary, or (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Material Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), (ii) any change in the majority of the persons who constitute the Board of Directors of the Company or (iii) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which change, amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the amendment of the Company's Certificate of Incorporation set forth in the Merger Agreement, the Merger, the Merger

                 Agreement or any of the other transactions contemplated by the Merger Agreement or which could result in any of the conditions to the Parent's obligations under the Merger Agreement not being fulfilled. For purposes of this Agreement, "Material Subsidiary" means any direct or indirect "Significant Subsidiary" of the Company as that term is defined in Rule 405 of the rules and regulations promulgated under the Securities Act of 1933, as amended, or any Subsidiary (as defined below) of the Company that either owns or operates a television broadcast station or a license, permit or other authorization required by the Federal Communications Commission in connection with the operation of its business. In addition, "Subsidiary" means any corporation or other organization whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interest in, or voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by the Company.

                          (c) Transfers. Except for the preexisting pledge of the Subject Shares to Chase and any foreclosure thereon by Chase, the Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares to any person other than pursuant to the amendment of the Company's Certificate of Incorporation set forth in the Merger Agreement, the Merger and the Merger Agreement or (ii) enter into any voting arrangement, whether by proxy, voting arrangement, voting agreement or otherwise with respect to the Subject Shares.

                          (d) No Solicitations. The Stockholder shall not, directly or indirectly, initiate, solicit, encourage, accept or take any other action knowingly to facilitate, any inquiries or the making of, or participate in any discussions or negotiations regarding, any Acquisition Proposal. In the event that the Stockholder receives from any person an Acquisition Proposal, the Stockholder shall promptly advise, orally and in writing, such person of the terms of this
                 Section 3(d), and shall promptly advise Parent of such Acquisition Proposal and shall thereafter keep Parent reasonably and promptly informed of all material facts and circumstances relating to said Acquisition Proposal and the Stockholder's actions relating thereto.

                 4. Termination. The covenants and agreements of the Stockholder contained in Section 3 shall terminate upon the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) September 30, 1997, or (ii) the termination of the Merger Agreement in accordance with its terms.

                 5.       General Provisions.

                          (a) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                          (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                          (c) Notice. All notices and requests and other communications hereunder must be in writing and will be deemed to have been given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                           (i)         if to Parent, to:

                                               The Hearst Corporation
                                               959 Eighth Avenue
                                               New York, New York  10019
                                               Telephone:  (212) 649-2103
                                               Facsimile:  (212) 246-3630
                                               Attention:  Victor F. Ganzi, Esq.

                                    with a copy to:

                                               Rogers & Wells
                                               200 Park Avenue
                                               New York, New York  10166
                                               Telephone:  (212) 878-8000
                                               Facsimile:  (212) 878-8375
                                               Attention:  Steven A. Hobbs, Esq.

                          (ii)         if to the Stockholder, to

                                               Mr. Robert Hernreich
                                               c/o Sigma Partners
                                               711-B Garrison Avenue
                                               Fort Smith, Arkansas 72901
                                               Telephone: (501) 783-3105
                                               Facsimile: (501) 783-1440
                                               Attention: John Thomas

                                       with a copy to:

                                               Locke Purnell Rain Harrell
                                               2200 Ross Avenue, Suite 2200
                                               Dallas, Texas  75201
                                               Telephone:  (214) 740-8000
                                               Facsimile:  (214) 740-8800
                                               Attention:  Guy Kerr, Esq.

                 All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                          (d) Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                          (e) No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

                          (f) No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                          (g) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                          (h) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
                 (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the legal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                          (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                          (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                          (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed performed in such State without giving effect to the conflicts of laws principles thereof.

                 6. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.
In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

                 IN WITNESS WHEREOF, each party hereto has signed this Agreement or caused this Agreement to be signed by its officer or representative thereunto duly authorized as of the date first above written.



                                        THE HEARST CORPORATION


                                        By: /s/ Victor F. Ganzi
                                            ------------------------------
                                            Name: Victor F. Ganzi
                                            Title: Executive Vice President




                                        By: /s/ Robert Hernreich
                                            ------------------------------
                                            Robert Hernreich